Exhibit 99.1

Pioneer Power Increases Revenue 149% during the Second Quarter to a Record $12.1 Million;

Gross Profit Increases to $2.7 Million, Achieving a 22% Gross Margin

Management Reiterates Guidance of Full Year Revenue of $42 to $45 Million, Full year positive EPS;

Company Maintains $33.6 Million Backlog

FORT LEE, N.J., August 14, 2023 /PRNewswire/ — Pioneer Power Solutions, Inc. (Nasdaq: PPSI) (“Pioneer”, “Pioneer Power” or the “Company”), a leader in the design, manufacture, service and integration of electrical power systems, distributed energy resources, power generation equipment and mobile electric vehicle (“EV”) charging solutions, today provided a business update and announced financial results for the second quarter and six months ended June 30, 2023.

Financial Highlights for the Second Quarter of 2023:

●	Second quarter revenue increased approximately 149% to a record (since divesting the transformer business in 2019) of $12.1 million, as compared to $4.9 million for the second quarter of 2022.
●	Pioneer’s total backlog at June 30, 2023 was $33.6 million compared to $24.3 million at June 30, 2022, and $37.2 million at December 31, 2022.
●	Second quarter gross profit was $2.7 million, or a 22.4% gross margin, as compared to a gross profit of $63,000, or a 1.3% gross margin, for the second quarter of 2022.
●	Second quarter total loss from operations was $378,000, which is inclusive of $819,000 in one-time non-cash stock-based compensation, compared to an operating loss of $2.5 million (inclusive of $658,000 in one-time non-cash stock-based compensation) in the second quarter of last year.
●	Excluding the one-time non-cash stock-based compensation, Pioneer Power generated income from operations of approximately $441,000 during the second quarter of 2023, as compared to an operating loss of $1.9 million (excluding one-time non-cash stock-based compensation) during the second quarter of last year.
●	Second quarter net loss was $319,000, or $(0.03) per basic and diluted share, compared to a net loss of $2.5 million, or $(0.26) per basic and diluted share, for the same period last year.
●	Excluding one-time non-cash stock-based compensation for both periods, the Company generated approximately $0.05 in earnings per share compared to $(0.19) of negative earnings per share during the second quarter of 2022.
●	The Company had cash on hand of $9.6 million at June 30, 2023 compared to $10.3 million at December 31, 2022.
●	The Company had $14.2 million of net operating loss carryforwards at June 30, 2023.

Nathan Mazurek, Pioneer’s Chairman and Chief Executive Officer, said, “Both our E-Bloc and e-Boost businesses continue to grow at a rapid pace, with steady margin expansion, supporting our expectations for at least 50% revenue growth and positive earnings per share for the full-year. Excluding one-time non-cash stock-based compensation, we were profitable during the second quarter, marking the third consecutive quarter of operational profitability. We are reiterating our full-year guidance and we have significant momentum as we head into 2024. This progress comes even as we invested approximately $1.4 million in our new e-Boost solutions during the first half of the year to drive further growth.”

“We continue to see new and expanding use-cases for E-Bloc, as we provide a flexible solution to enable distributed generation with the use of renewable energy sources such as solar and convenience EV charging,” continued Mr. Mazurek. “We expect to deliver continued growth from both E-Bloc and e-Boost in the second-half of 2023 compared to the first half. Our critical power segment, and specifically e-Boost, should deliver incremental revenue growth in the second half of the year as we continue to invest in this innovative solution to drive market awareness. We are seeing strong demand from owners of bus fleets, trucks, and autonomous driving solutions. Electrification initiatives, and the government grants to support fleet electrification, are serving as powerful catalysts for e-Boost.”

Second Quarter 2023 Financial Results

Revenue

Total revenue for the three months ended June 30, 2023 was $12.1 million, an increase of approximately 149.4%, as compared to $4.9 million during the second quarter of last year, primarily due to an increase in sales of our power systems from our T&D Solutions segment and an increase in sales of our equipment from our Critical Power Solutions segment. Revenue from the T&D Solutions segment increased approximately 263%, and revenue from the Critical Power segment increased approximately 25% during the second quarter of 2023 as compared to the same period last year.

Gross Profit/Margin

Total gross profit for the second quarter of 2023 was $2.7 million, or a 22.4% gross margin, compared to gross profit of $63,000, or a 1.3% gross margin, for the same period in 2022. The increase in gross profit and margin is primarily due to higher revenue, driving improved manufacturing utilization, and a favorable sales mix of higher margin power systems and generation equipment.

Operating Income (Loss)

For the three months ended June 30, 2023, loss from operations was $378,000, as compared to an operating loss of $2.5 million during the second quarter of 2022. Included in the operating loss for the second quarter of 2023 was $819,000 of non-cash stock-based compensation, as well as continued investment in marketing, manufacturing capacity and inventory to support our strategic initiatives. The second quarter of 2022 included approximately $658,000 of non-cash stock-based compensation. Excluding the one-time non-cash stock-based compensation expense, Pioneer Power generated approximately $441,000 in operating income during the second quarter of 2023, compared to a loss from operations of approximately $1.9 million (excluding one-time non-cash stock-based compensation of $658,000) during the same period last year.

Net Income (Loss)

The Company’s net loss was $319,000, or $(0.03) per basic and diluted share, for the three months ended June 30, 2023, as compared to a net loss of $2.5 million, or $(0.26) per basic and diluted share, during the three months ended June 30, 2022. Excluding non-cash stock-based compensation expense, Pioneer generated net income of approximately $500,000, or $0.05 per share, during the second quarter of 2023.

Year-to-Date 2023 Financial Results

Total revenue for the six months ended June 30, 2023 was $20.6 million, an increase of 83.9% compared to $11.2 million during the first six months of last year. Revenue from the T&D Solutions segment increased approximately 139%, and revenue from the Critical Power segment increased approximately 14% during the first six months of the 2023 as compared to the same period last year.

Gross profit for the first six months of 2023 was $4.9 million, or a 23.9% gross margin, compared to a gross profit of $986,000, or 8.8% of revenues, for the same period last year.

Loss from operations for the first six months of 2023 was $322,000, as compared to an operating loss of $3.3 million during the first six months of last year. Excluding non-recurring stock-based compensation of $962,000, the Company generated positive income from operations of $640,000 for the first six months of 2023, compared to a loss from operations of $2.6 million (excluding non-recurring stock-based compensation of $716,000) during the first six months of last year.

The Company’s net loss for the first six months of 2023 was $197,000, or $(0.02) per basic and diluted share, compared to a net loss of $3.3 million, or $(0.34) per basic and diluted share, during the same period of 2022.

Balance Sheet

At June 30, 2023, the Company had $9.6 million of cash on hand and working capital of $14.4 million, compared to $10.3 million of cash on hand and working capital of $14.1 million at December 31, 2022. The Company had no bank debt on the balance sheet at June 30, 2023.

2023 Outlook

Management reiterated expectations of total revenue between $42 and $45 million in fiscal year 2023, or at least 50% over fiscal year 2022. Management also expects to generate positive earnings per share for the full fiscal year 2023.

The foregoing projected outlook constitutes forward-looking information and is intended to provide information about management’s current expectations for the Company’s 2023 fiscal year. Although considered reasonable as of the date hereof, such outlook and the underlying assumptions may prove to be inaccurate. Accordingly, actual results could differ materially from the Company’s expectations as set forth herein. See “Forward-Looking Statements”.

In preparing the above outlook, the Company assumed, among other things, (i) that the Company’s backlog orders will translate into recorded sales, (ii) that the Company will be able to satisfactorily complete and deliver all orders and (iii) the timely payment by customers for all order. This section includes forward-looking statements. See “Forward-Looking Statements”.

Earnings Conference Call:

Management will host a conference call today, Monday, August 14, 2023, at 5 p.m. Eastern Time to discuss Pioneer’s 2023 second quarter financial results with the investment community.

Anyone interested in participating should call 1-877-300-8521 if calling within the United States or 1-412-317-6026 if calling internationally. When asked, please reference confirmation code 10181632.

A replay will be available until August 21, 2023 which can be accessed by dialing 1-844-512-2921 if calling within the United States or 1-412-317-6671 if calling internationally. Please use passcode 10181632 to access the replay.

The call will also be accompanied live by webcast over the Internet and accessible at https://viavid.webcasts.com/starthere.jsp?ei=1627808&tp_key=3232878469.

About Pioneer Power Solutions, Inc.

Pioneer Power Solutions, Inc. is a leader in the design, manufacture, integration, refurbishment, service and distribution of electric power systems, distributed energy resources, power generation equipment and mobile EV charging solutions for applications in the utility, industrial and commercial markets. To learn more about Pioneer, please visit its website at www.pioneerpowersolutions.com.

Forward-Looking Statements:

This press release contains “forward-looking statements” within the meaning of the Private Securities Litigation Reform Act of 1995, as amended. Such statements may be preceded by the words “intends,” “may,” “will,” “plans,” “expects,” “anticipates,” “projects,” “predicts,” “estimates,” “aims,” “believes,” “hopes,” “potential” or similar words. Forward-looking statements are not guarantees of future performance, are based on certain assumptions and are subject to various known and unknown risks and uncertainties, many of which are beyond the Company’s control, and cannot be predicted or quantified and consequently, actual results may differ materially from those expressed or implied by such forward-looking statements. Such risks and uncertainties include, without limitation, risks and uncertainties associated with (i) the Company’s ability to successfully increase its revenue and profit in the future, (ii) general economic conditions and their effect on demand for electrical equipment, (iii) the effects of fluctuations in the Company’s operating results, (iv) the fact that many of the Company’s competitors are better established and have significantly greater resources than the Company, (v) the Company’s dependence on two customers for a large portion of its business, (vi) the potential loss or departure of key personnel, (vii) unanticipated increases in raw material prices or disruptions in supply, (viii) the Company’s ability to realize revenue reported in the Company’s backlog, (ix) future labor disputes, (x) changes in government regulations, (xi) the liquidity and trading volume of the Company’s common stock, (xii) an outbreak of disease, epidemic or pandemic, such as the global coronavirus pandemic, or fear of such an event, and (xiii) risks associated with litigation and claims, which could impact our financial results and condition.

More detailed information about the Company and the risk factors that may affect the realization of forward-looking statements is set forth in the Company’s filings with the Securities and Exchange Commission, including the Company’s Annual and Quarterly Reports on Form 10-K and Form 10-Q, respectively. Investors and security holders are urged to read these documents free of charge on the SEC’s web site at www.sec.gov. The Company assumes no obligation to publicly update or revise its forward-looking statements as a result of new information, future events or otherwise.

Contact:

Brett Maas, Managing Partner

Hayden IR

(646) 536-7331

brett@haydenir.com

Tables Follow

PIONEER POWER SOLUTIONS, INC.

Consolidated Statements of Operations

(In thousands, except per share data)

(Unaudited)

	Three Months Ended		Six Months Ended
	June 30,		June 30,
	2023	2022 (Revised)	2023	2022 (Revised)
Revenues	$12,130	$4,863	$20,638	$11,225
Cost of goods sold	9,419	4,800	15,714	10,239
Gross profit	2,711	63	4,924	986
Operating expenses
Selling, general and administrative	3,089	2,585	5,246	4,331
Total operating expenses	3,089	2,585	5,246	4,331
Loss from operations	(378)	(2,522)	(322)	(3,345)
Interest income	(79)	(104)	(132)	(206)
Other expense, net	20	117	7	129
Loss before income taxes	(319)	(2,535)	(197)	(3,268)
Income tax expense	-	-	-	7
Net loss	$(319)	$(2,535)	$(197)	$(3,275)

Loss per share:
Basic	$(0.03)	$(0.26)	$(0.02)	$(0.34)
Diluted	$(0.03)	$(0.26)	$(0.02)	$(0.34)

Weighted average common shares outstanding:
Basic	9,908,434	9,727,878	9,838,989	9,684,610
Diluted	9,908,434	9,727,878	9,838,989	9,684,610

PIONEER POWER SOLUTIONS, INC.

Consolidated Balance Sheets

(In thousands)

	June 30,	December 31,
	2023	2022
	(Unaudited)
ASSETS
Current assets
Cash	$9,624	$10,296
Accounts receivable, net	5,835	11,139
Inventories	8,457	8,748
Prepaid expenses and other current assets	2,625	2,853
Total current assets	26,541	33,036
Property and equipment, net	2,383	1,800
Operating lease right-of-use assets	1,110	1,450
Financing lease right-of-use assets	523	727
Other assets	138	162
Total assets	$30,695	$37,175

LIABILITIES AND STOCKHOLDERS’ EQUITY
Current liabilities
Accounts payable and accrued liabilities	$6,791	$7,239
Current portion of operating lease liabilities	733	703
Current portion of financing lease liabilities	192	355
Deferred revenue	4,462	10,665
Total current liabilities	12,178	18,962
Operating lease liabilities, non-current portion	423	797
Financing lease liabilities, non-current portion	353	418
Other long-term liabilities	57	65
Total liabilities	13,011	20,242
Stockholders’ equity
Preferred stock, $0.001 par value, 5,000,000 shares authorized; none issued	-	-
Common stock, $0.001 par value, 30,000,000 shares authorized; 9,994,545 and 9,644,545 shares issued and outstanding on June 30, 2023 and December 31, 2022, respectively	10	10
Additional paid-in capital	33,821	32,859
Accumulated other comprehensive income	-	14
Accumulated deficit	(16,147)	(15,950)
Total stockholders’ equity	17,684	16,933
Total liabilities and stockholders’ equity	$30,695	$37,175

PIONEER POWER SOLUTIONS, INC.

Consolidated Statements of Cash Flows

(In thousands)

(Unaudited)

	Six Months Ended
	June 30,
	2023	2022 (Revised)
Operating activities
Net loss	$(197)	$(3,275)
Adjustments to reconcile net loss to net cash provided by/ (used in) operating activities:
Depreciation	227	73
Amortization of right-of-use financing leases	205	124
Amortization of imputed interest	-	(214)
Amortization of right-of-use operating leases	340	328
Change in receivable reserves	44	(141)
Stock-based compensation	962	716
Other	(13)	-
Changes in current operating assets and liabilities:
Accounts receivable	5,283	(2,642)
Inventories	291	(3,987)
Prepaid expenses and other assets	224	(67)
Income taxes	(4)	27
Accounts payable and accrued liabilities	(449)	1,796
Deferred revenue	(6,204)	5,966
Operating lease liabilities	(343)	(325)
Net cash provided by/ (used in) operating activities	366	(1,621)

Investing activities
Purchases of property and equipment	(810)	(174)
Net cash used in investing activities	(810)	(174)

Financing activities
Net proceeds from the exercise of options for common stock	-	17
Principal repayments of financing leases	(228)	(136)
Net cash used in financing activities	(228)	(119)

Decrease in cash	(672)	(1,914)
Cash, beginning of period	10,296	11,699
Cash, end of period	$9,624	$9,785

Non-cash investing and financing activities:
Acquisition of right-of-use assets and lease liabilities	$-	$551

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